Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 6846 pr@benefitfocus.com Investor Relations: ICR for Benefitfocus, Inc. Brian Denyeau 646-277-1251 brian.denyeau@icrinc.com

Benefitfocus Announces First Quarter 2014 Financial Results

•	Total revenue of $30.7 million grew 29% year-over-year

•	Employer revenue of $13.3 million grew 54% year-over-year

Charleston, S.C. – May 5, 2014 – Benefitfocus, Inc. (Nasdaq: BNFT), a leading provider of cloud-based benefits software solutions, today announced its first quarter 2014 financial results.

“Benefitfocus delivered a strong start to 2014 with first quarter financial results that were above the high end of our guidance on both the top and bottom line,” said Shawn Jenkins, President and Chief Executive Officer of Benefitfocus. “There is tremendous market activity in both the insurance carrier and employer market as customers recognize that the changing benefits landscape requires a fundamentally different approach that empowers employees to make informed decisions about the benefits package that best fits their unique circumstances.”

Jenkins added, “Later this week we will be hosting our annual One Place user conference, the premier event for the benefits management industry. We will be introducing exciting new functionality that extends the value of the Benefitfocus Platform, deepens our data analytics capability and launches our third-party implementation program. Cloud-based benefits administration is still in its early days, and we are committed to continuing to push the pace of innovation in this market.”

First Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $30.7 million, an increase of 29% compared to the first quarter of 2013.

•	Software revenue was $28.5 million, an increase of 28% compared to the first quarter of 2013.

•	Professional services revenue was $2.2 million, an increase of 38% compared to the first quarter of 2013.

•	Employer revenue was $13.3 million, an increase of 54% compared to the first quarter of 2013.

•	Insurance carrier revenue was $17.4 million, an increase of 14% compared to the first quarter of 2013.

Loss from Operations

•	GAAP operating loss was ($11.8) million, compared to an operating loss of ($5.1) million in the first quarter of 2013.

•	Non-GAAP operating loss was ($11.2) million, compared to a loss of ($4.7) million in the first quarter of 2013.

Net Loss

•	GAAP net loss was ($12.4) million, compared to a net loss of ($5.6) million for the first quarter of 2013. GAAP net loss per share was ($0.51), based on 24.5 million basic and diluted weighted average common shares outstanding, compared to a GAAP net loss per share of ($1.17) for the first quarter of 2013, based on 4.8 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net loss was ($11.3) million, compared to a net loss of ($4.8) million in the first quarter of 2013. Non-GAAP net loss per diluted share was ($0.46), based on 24.5 million basic and diluted weighted average common shares outstanding, compared to ($0.23) for the first quarter of 2013, based on 21.3 million basic and diluted weighted average common shares outstanding. These non-GAAP earnings per share calculations assume our convertible preferred stock was converted to common stock for the full first quarter of 2013.

Adjusted EBITDA

•	Adjusted EBITDA was ($8.8) million, compared to ($2.9) million in the first quarter of 2013.

Balance Sheet and Cash Flow

•	Cash, cash equivalents and marketable securities at March 31, 2014 totaled $75.0 million, compared to $78.8 million at the end of the fourth quarter of 2013.

•	Cash flow from operations was $17,000 and free cash flow was ($2.1) million for the first quarter of 2014 after taking into consideration $2.1 million of capital expenditures and capitalized software. This compares to cash flow from operations of ($172,000) and free cash flow of ($1.4) million for the first quarter of 2013, after taking into consideration $1.3 million of capital expenditures and capitalized software.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables accompanying this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

•	Ended the quarter with 418 large employer customers, up from 304 at the end of the year ago period and 393 at the end of the fourth quarter of 2013, and 43 insurance carrier customers, up from 36 at the end of the year ago period and 40 at the end of the fourth quarter of 2013.

•	Added new carrier customer relationships with United HealthCare, MassMutual and BlueCross of Idaho.

•	Announced United HealthCare has selected Benefitfocus to manage the electronic enrollment process across their mid-sized and large employer markets throughout the country. Now, all of United HealthCare’s insurance products will be available in one place to customers through our Plan Shopping App. In addition, United HealthCare will be deploying BENEFITFOCUS® Benefit Informatics to provide customers with their historical claims information while using our Plan Shopping App to enable more informed buying decisions.

•	Added new employer customer relationships with AmeriGas, Boston Scientific, California Institute of Technology, Jet Propulsion Laboratory, Janus Capital Group, Limited Stores, Southeastern Freight Lines, Stage Stores and Unifirst.

•	Announced that AmeriGas, the largest U.S. retail propane marketer, has selected Benefitfocus HR INTOUCH MARKETPLACE® to support benefits administration, enrollment and employee communication for their 9,000 employees across all 50 states. AmeriGas will also be deploying our Plan Shopping App and Benefit Informatics solutions to provide personalized benefits packages for employees that are informed by their historical personal data.

•	Introduced the Benefitfocus Implementation Program, a new initiative designed to foster and develop a third party implementation ecosystem for the insurance carrier and employer markets. The initial founding members include Accenture as the preferred integrator for insurance carrier implementations. Integrators for employers will include Deloitte Consulting, Aasonn, HRrchitect and ROC Americas.

Business Outlook

Based on information available as of May 5, 2014, Benefitfocus is providing guidance for the second quarter and updating full year 2014 as indicated below.

Second Quarter 2014:

•	Total revenue is expected to be in the range of $31.0 million to $31.5 million.

•	Non-GAAP net loss is expected to be in the range of ($17.5) million to ($18.0) million, or ($0.70) to ($0.72) per share, based on 25.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($15.0) million to ($15.5) million.

Full Year 2014:

•	Total revenue is expected to be in the range of $130.6 million to $134.6 million.

•	Non-GAAP net loss is expected to be in the range of ($59.0) million to ($63.0) million, or ($2.37) to ($2.53) per share, based on 24.9 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($49.0) million to ($53.0) million.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, May 5, 2014 at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (855) 233-6991 (domestic) or (317) 586-4497 (international) with conference ID 27761610. A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until June 5, 2014.

About Benefitfocus

Benefitfocus (NASDAQ:BNFT) is a leading provider of cloud-based benefits software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus has served more than 20 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits, including core medical, dental, and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP loss from operations, net loss, net loss per share, adjusted gross profit, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow, that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP loss from operations, net loss and net loss per share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, and interest associated with building lease financing obligations. Adjusted gross profit excludes stock-based compensation, amortization of acquisition-related intangible assets, amortization of software development costs, and depreciation. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill and intangible assets. We define free cash flow as cash flow from operations less capital expenditures and capitalized software. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: fluctuations in our financial results; general economic risks; the immature and volatile market for our products and services; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to compete effectively; our ability to maintain our culture and recruit and retain qualified personnel; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benfitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
Revenue	$30,696	$23,847
Cost of revenue (1)(2)	19,226	12,445

Gross profit	11,470	11,402
Operating expenses:(1)(2)
Sales and marketing	10,987	9,138
Research and development	8,778	4,539
General and administrative	3,529	2,819
Change in fair value of contingent consideration	—	(30)

Total operating expenses	23,294	16,466

Loss from operations	(11,824)	(5,064)
Other income (expense):
Interest income	26	13
Interest expense	(588)	(520)
Other expense	(2)	(24)

Total other expense, net	(564)	(531)

Loss before income taxes	(12,388)	(5,595)
Income tax expense	14	20

Net loss	$(12,402)	$(5,615)

Comprehensive loss	$(12,402)	$(5,615)

Net loss per common share:
Basic and diluted	$(0.51)	$(1.17)

Weighted-average common shares outstanding:
Basic and diluted	24,541,359	4,798,043

(1) Stock-based compensation included in above line items:
Cost of revenue	$79	$62
Sales and marketing	164	30
Research and development	149	66
General and administrative	148	95

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$58	$64
Sales and marketing	7	7
Research and development	9	10
General and administrative	2	2

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31,	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$48,824	$65,645
Marketable securities	26,130	13,168
Accounts receivable, net	18,291	23,668
Prepaid expenses and other current assets	4,784	4,322

Total current assets	98,029	106,803
Property and equipment, net	28,812	27,444
Intangible assets, net	1,180	1,256
Goodwill	1,634	1,634
Other non-current assets	2,387	2,474

Total assets	$132,042	$139,611

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,348	$4,354
Accrued expenses	3,023	3,911
Accrued compensation and benefits	16,404	14,183
Deferred revenue, current portion	14,090	15,158
Financing and capital lease obligations, current portion	3,324	4,288

Total current liabilities	41,189	41,894

Deferred revenue, net of current portion	68,183	65,063
Revolving line of credit	5,757	5,757
Financing and capital lease obligations, net of current portion	15,126	14,263
Other non-current liabilities	1,528	1,202

Total liabilities	131,783	128,179

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, par value $0.001, 50,000,000 shares authorized, 25,062,962 and 24,495,651 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	25	24
Additional paid-in capital	215,715	214,487
Accumulated deficit	(215,481)	(203,079)

Total stockholders’ equity	259	11,432

Total liabilities and stockholders’ equity	$132,042	$139,611

Benefitfocus.com, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net loss	$(12,402)	$(5,615)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:

Depreciation and amortization	2,444	1,904
Stock based compensation expense	540	253
Change in fair value and accretion of warrant	223	223
Interest accrual on financing obligation	459	443
Change in fair value of contingent consideration	—	(20)
Provision for doubtful accounts	—	36
Loss on disposal or impairment of property and equipment	4	15
Changes in operating assets and liabilities:
Accounts receivable, net	5,377	(4,985)
Accrued interest on short-term investments	(4)	—
Prepaid expenses and other current assets	(462)	(233)
Other non-current assets	323	—
Accounts payable	(5)	474
Accrued expenses	(1,079)	(398)
Accrued compensation and benefits	2,221	3,602
Deferred revenue	2,053	4,044
Other non-current liabilities	325	85

Net cash and cash equivalents provided by (used in) operating activities	17	(172)

Cash flows from investing activities
Purchases of short term investments held to maturity	(12,959)	—
Purchases of property and equipment	(2,107)	(1,258)

Net cash and cash equivalents used in investing activities	(15,066)	(1,258)

Cash flows from financing activities
Proceeds from notes payable borrowing	—	874
Repayment of notes payable	—	(591)
Proceeds from exercises of stock options	466	17
Payments of deferred financing costs	(46)	—
Payments on financing and capital lease obligations	(2,192)	(841)

Net cash and cash equivalents used in financing activities	(1,772)	(541)

Net decrease in cash and cash equivalents	(16,821)	(1,971)
Cash and cash equivalents, beginning of period	65,645	19,703

Cash and cash equivalents, end of period	$48,824	$17,732

Supplemental disclosure of non-cash investing and financing activities
Property and equipment acquired with financing and capital lease obligations	$1,633	$1,041

Deferred financing costs in accrued expenses	$189	$—

Benefitfocus, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended March 31,
	2014	2013
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$11,470	$11,402
Depreciation	1,348	994
Amortization of software development costs	696	603
Amortization of acquired intangible assets	58	64
Stock-based compensation expense	79	62

Adjusted gross profit	$13,651	$13,125

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(11,824)	$(5,064)
Amortization of acquired intangible assets	76	83
Stock-based compensation expense	540	253

Total net adjustments	616	336

Non-GAAP operating loss	$(11,208)	$(4,728)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(12,402)	$(5,615)
Depreciation	1,672	1,218
Amortization of software development costs	696	603
Amortization of acquired intangible assets	76	83
Interest income	(26)	(13)
Interest expense on building lease financing obligations	459	443
Interest expense on other borrowings	129	77
Income tax expense	14	20
Stock-based compensation expense	540	253

Total net adjustments	3,560	2,684

Adjusted EBITDA	$(8,842)	$(2,931)

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(12,402)	$(5,615)
Amortization of acquired intangible assets	76	83
Stock-based compensation expense	540	253
Interest expense on building lease financing obligations	459	443

Total net adjustments	1,075	779

Non-GAAP net loss	$(11,327)	$(4,836)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(11,327)	$(4,836)

Weighted average shares outstanding - basic and diluted	24,541,359	4,798,043
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	—	16,496,860

Shares used in computing non-GAAP net loss per share - basic and diluted	24,541,359	21,294,903

Non-GAAP net loss per common share - basic and diluted	$(0.46)	$(0.23)